UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2008

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The letter to stockholders of Caliper Life Sciences, Inc. (the “Company”) from the Company’s Chief Executive Officer and President included in the Company’s 2007 Annual Report, intended to be mailed on April 30, 2008,  is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  The letter to stockholders is furnished as Exhibit 99.1 hereto.  The information in this Current Report on Form 8-K and the Exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Regulation G Information.

The letter to stockholders includes certain non-GAAP financial measures as shown in the reconciliations below.  Management of Caliper believes that these non-GAAP financial measures provide useful information to investors concerning certain historic year over year revenue growth rates.

	2007	% Change	2006
	($ in thousands)
Pro forma Total Revenue:
GAAP basis revenue	$140,707	30%	$107,871
Xenogen pre-acquisition revenue	—		22,910
Pro forma basis revenue	$140,707	8%	$130,781

Pro forma Optical Imaging Product and Service Revenue:
GAAP basis revenue	$32,738		$14,870
Xenogen pre-acquisition revenue	—		12,719
Pro forma basis revenue	$32,738	19%	$27,589

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Title
99.1	Letter to Stockholders, included in the 2007 Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

April 29, 2008	By:	/s/ Peter F. McAree
Peter F. McAree
Senior Vice President and Chief Financial Officer